UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2021
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Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2021, Guidewire Software, Inc. (the “Company”) announced that the Company and Frank O’Dowd, the Company’s Chief Sales Officer (“CSO”), had mutually agreed to part ways, enabling him to pursue another opportunity. While he will no longer serve as CSO, Mr. O’Dowd has agreed to remain as an employee of the Company through the end of the calendar year to ensure a smooth transition of the organization and associated sales activity. The Company’s sales team will report to Priscilla Hung, the Company’s President and Chief Operating Officer, while the Company conducts a search for a successor. The Company remains confident in its previously issued ARR guidance for both its first quarter of fiscal year 2022 and full fiscal year 2022, provided on September 2, 2021. The Company will announce full financial results for its first quarter of fiscal year 2022 and will provide updated guidance on its next earnings call.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2021

GUIDEWIRE SOFTWARE, INC.

By:	/s/ JEFF COOPER
Jeff Cooper
Chief Financial Officer